UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2190 Dividend Drive Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 921-8170

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2012, Donald R. Mayer resigned as a director of Globalwise Investments, Inc. (the “Company”). Mr. Mayer’s resignation is not related to any disagreements with the Company’s operations, policies, or practices.

Effective February 27, 2012, the Company’s board of directors (the “Board”) appointed Matthew L. Chretien as Chief Financial Officer of the Company.

Effective February 27, 2012, the Board designated William J. Santiago as the Company’s Principal Executive Officer, and Matthew L. Chretien as the Company’s Principal Financial Officer and Principal Accounting Officer.

As previously disclosed, on February 10, 2012, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which shareholders of Intellinetics, Inc. (“Intellinetics”) received 4,650 shares of the Company’s common stock in exchange for each share of Intellinetics common stock. Pursuant to the Exchange Agreement, the following persons were to be appointed directors: Matthew L. Chretien, A. Michael Chretien, Rye D’Orazio, Thomas D. Moss, and Raymond M. Shealy. On February 17, 2012, the Company filed and disseminated an information statement on Schedule 14f-1 notifying the Company’s shareholders that these directors would be appointed ten days after the distribution of the Schedule 14f-1. Therefore, on February 27, 2012, the five directors listed above were appointed by the Board.

William J. Santiago, age 45, has been the President, Chief Executive Officer, and a director of the Company since February 2012. He has served as President and Chief Executive Officer of Intellinetics since September 2011. From 2010 until September 2011, Mr. Santiago was employed as Intellinetics’ Executive Vice President and General Manager. Prior to joining Intellinetics, Mr. Santiago held several positions at Lexmark International, most recently as Director, Content Management Sales Practices.

Matthew L. Chretien, age 44, has been the Executive Vice President, Chief Technology Officer, Chief Financial Officer, Treasurer, and a director of the Company since February 2012. He is a co-founder of Intellinetics and has served as Intellinetics’ Executive Vice President, Chief Technology Officer, Chief Financial Officer, and Treasurer since September 2011. From January 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ President and Chief Executive Officer. From 1996 until 1999, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems. Mr. Matthew L. Chretien is the son of Mr. A. Michael Chretien.

A. Michael Chretien, age 72, has been the Vice President of Compliance, Secretary, Chairman of the Board, and a director of the Company since February 2012. He is a co-founder of Intellinetics and has served as Intellinetics’ Chairman of the Board, Vice President of Compliance, and Secretary since September 2011. From 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Mr. Chretien served for twenty-six years in the Federal Bureau of Investigation. Mr. A. Michael Chretien is the father of Mr. Matthew L. Chretien.

Rye D’Orazio, age 57, has served as a director of the Company since February 2012, and has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

Thomas D. Moss, age 55, has served as a director of the Company since February 2012. He is the co-founder of Intellinetics and has served as Intellinetics’ Chief Software Engineer since 1996. Prior to joining Intellinetics, Mr. Moss was employed as a senior software developer at North American Computer Services from 1988 to 1994. From 1983 to 1988, Mr. Moss was employed as a programmer/analyst at Confidential Data Services.

Raymond M. Shealy, age 45, has served as a director of the Company since February 2012, and has served as a director of Intellinetics since February 2012. Mr. Shealy is the founder of Margaux Ventures, where he serves as Chief Executive Officer and has served in this position since 2008. From May 2008 to February 2009, Mr. Shealy served as the General Manager of McKesson’s RelayHealth unit. From June 2005 until its acquisition by McKesson in 2008, Mr. Shealy served as President and Chief Executive Officer of HTP Inc. Prior to this, Mr. Shealy also served as Vice President of HTP Inc.

The information regarding transactions with related persons provided in the section entitled “Certain Relationships and Related Transactions” under Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2012, is incorporated herein by reference.

The information regarding material plans, contracts, and arrangements to which the Company’s officers and directors are parties provided in the section entitled “Executive Compensation” under Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2012, is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 27, 2012, the Board amended Article 3.2 of the Company’s bylaws to change the authorized number of directors from two to a number no fewer than three but no greater than nine. A copy of Amendment No. 1 to the Bylaws of the Company is attached hereto as Exhibit 3.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

3.4	Amendment No. 1 to the Bylaws of the Company, dated as of February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2012

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer